UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2016

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported, on October 26, 2016, Amyris, Inc. (the “Company”) and Guanfu Holding Co., Ltd. (together with its subsidiaries, “Guanfu”), an existing commercial partner of the Company, entered into a credit agreement (the “Credit Agreement”) to make available to the Company an unsecured credit facility with an aggregate principal amount of up to $25.0 million (the “Credit Facility”). The entry into the Credit Agreement was previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 1, 2016, which is incorporated herein by reference. The Credit Agreement became effective on November 16, 2016 in accordance with its terms upon obtaining necessary approvals.

On December 31, 2016, the Company and Guanfu closed the Credit Facility (the “Closing”). At the Closing, the Company issued a promissory note in the principal amount of $25.0 million (the “Note”) in exchange for proceeds to the Company of $25.0 million, representing the entire amount available under the Credit Facility. The Note (i) is an unsecured obligation of the Company, (ii) has a term of five years and (iii) will accrue interest from and including December 31, 2016 at a rate of 10% per annum, payable quarterly beginning on March 31, 2017. The Company may at its option repay the amounts outstanding under the Note before its maturity date, in whole or in part, at a price equal to 100% of the amount being repaid plus accrued and unpaid interest on such amount to the date of repayment. The Note was issued pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act.

The Note contains customary terms and covenants, including customary events of default. Upon the occurrence of certain specified events of default under the Note, the Company will grant to Guanfu an exclusive, royalty-free, global license to certain intellectual property useful in connection with Guanfu’s existing commercial relationship with the Company. In addition, in the event the Company fails to pay interest or principal under the Note within ten days of when due, the Company will also be required, subject to applicable laws and regulations, to repay the outstanding principal amount under the Note, together with accrued and unpaid interest, in the form of shares of the Company’s common stock at a per share price equal to 90% of the volume weighted average closing sale price of the Company’s common stock for the 90 trading days ending on and including the trading day that is two trading days preceding such default. Such shares, if issued, will be issued pursuant to the exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: January 5, 2017	By:	/s/ John Melo
John Melo
President and Chief Executive Officer